UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [_]    Confidential, for Use of the
[X]    Definitive Proxy Statement                  Commission Only (as permitted
[_]    Definitive Additional Materials             by Rule 14a-6(e)(2))
[_]    Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                         National Home Health Care Corp.
                         -------------------------------
                (Name of Registrant as Specified in Its Charter)


                    -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

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     3.   Filing Party:

     4.   Date Filed:

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on December 5, 2005

                                 ---------------

TO THE STOCKHOLDERS OF NATIONAL HOME HEALTH CARE CORP.:

     NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders (the "Meeting") of National Home Health Care Corp. (the "Company") will be held at the offices of Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, at 10:00 a.m., local time, on Monday, December 5, 2005, for the following purposes:

     (1) To elect six directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified;

     (2)  To  ratify  the  appointment  of  BDO  Seidman,   LLP  as  independent
          registered public accounting firm of the Company for the fiscal year ending July 31, 2006; and

     (3) To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

A proxy statement, form of proxy and the annual report to stockholders of the Company for the Company's fiscal year ended July 31, 2005 are enclosed herewith. Only holders of record of common stock of the Company at the close of business on November 7, 2005 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                                  By Order of the Board of Directors,

                                  Steven Fialkow
                                  Secretary

Scarsdale, New York
November 10, 2005

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

     This proxy statement is furnished to the holders of common stock, par value $.001 per share ("Common Stock"), of National Home Health Care Corp. (the "Company") in connection with the solicitation by and on behalf of its board of directors (the "Board of Directors") of proxies ("Proxy" or "Proxies") for use at the 2005 Annual Meeting of Stockholders (the "Meeting") to be held on Monday, December 5, 2005, at 10:00 a.m., local time, at the office of Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Stockholders, this proxy statement, Proxies and annual reports is to be borne by the Company. The Company also will reimburse brokers who are holders of record of Common Stock for their reasonable out-of-pocket expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph, email or personal interview.

     The  principal  executive  offices of the  Company are located at 700 White
Plains  Road,   Scarsdale,   New  York  10583.  This  Proxy  Statement  and  the
accompanying form of Proxy are being mailed on or about November 10, 2005.

     It is important that your shares are represented at the Meeting, and, therefore, all stockholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card, which requires no postage if mailed in the United States in the enclosed pre-paid envelope. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card.

     A Proxy may be revoked by a stockholder at any time before its exercise by filing with Steven Fialkow, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying form of Proxy. Unless otherwise specified, the shares represented by such Proxies will be voted FOR the election of the six nominees for directorship named herein and FOR the proposal to ratify the appointment of the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006.

                                VOTING SECURITIES

     The close of business on November 7, 2005 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 5,664,124 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Votes withheld in the election of directors, and abstentions and broker non-votes on any matter, are included in determining whether a quorum is present.

     Directors are elected (Proposal 1) by a plurality of the votes cast at the Meeting. The ratification of appointment of the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006 (Proposal 2) requires the affirmative vote of a majority of the votes cast in favor of or against such action at the Meeting by the holders of shares entitled to vote on such matter. Votes withheld, in the case of the election of directors, and abstentions with respect to the ratification of the selection of the Company's independent registered public accounting firm, will not be considered votes cast in the final tally of votes with regard to those proposals.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE FOR OF EACH NOMINEE FOR DIRECTORSHIP NAMED IN THE PROXY AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

     If you hold your shares through a broker, bank or other representative, generally the broker, bank or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker, bank or other representative does not timely receive your instructions, it may vote on certain matters for which it has discretionary authority. If a broker, bank or other representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Brokers, banks and other representatives will be able to exercise discretionary voting authority on each matter that is presently scheduled to come before the Meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 28, 2005 by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock; (ii) each nominee for directorship;
(iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation;" and (iv) all directors and executive officers of the Company as a group.

     Unless otherwise indicated below, the address for each listed director and executive officer is National Home Health Care Corp., 700 White Plains Road, Scarsdale, New York 10583. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the "SEC") and, as a result, include voting and/or investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The percentage of ownership of Common Stock for each stockholder is based on 5,664,124 shares of our Common Stock outstanding as of October 28, 2005. The number of shares of our Common Stock outstanding used in calculating the percentage for each listed person includes the shares of our Common Stock underlying options held by that person that are exercisable within 60 days following October 28, 2005.

       NAME AND ADDRESS                    AMOUNT AND NATURE OF BENEFICIAL
       OF BENEFICIAL OWNER                         OWNERSHIP (#) (1)                PERCENT OF CLASS (%)
       -------------------                         -----------------                --------------------
       Frederick H. Fialkow                              2,055,881 (2)                      35.9%

       Bernard Levine, M.D.                                809,904 (3)                      14.3%

       Steven Fialkow                                      140,822 (4)                       2.4%

       Ira Greifer, M.D.                                    58,911 (5)                       1.0%

       Robert C. Pordy, M.D.                                 6,454 (6)                          *

       Robert P. Heller                                     57,268 (7)                       1.0%

       Harold Shulman, J.D., CPA                                 -                             -

       Salvatore Alternative
       19355 Turnberry Way
       Aventura, FL 33180                                  462,482 (8)                       8.2%

       Heartland Advisors, Inc. and
       William J. Nasgovitz
       789 North Water Street
       Milwaukee, WI 53202                                 441,000 (9)                       7.8%

       All executive officers and
       directors as a group (7)
       persons)                                          3,129,240 (10)                     53.1%

------------------------------------

*    Less than 1%

(1) Includes, where indicated, shares allocated to certain individuals under the Company's Savings and Stock Investment Plan (the "Savings Plan") as of June 30, 2005. Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Savings Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions.

(2) Includes 57,750 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan and 1999 Stock Option Plan (collectively, the "Option Plans"), and 69,837 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan. Does not include 602 shares of Common Stock owned by Mr. Fialkow's wife as custodian for Mr. Fialkow's son, as to which shares Mr. Fialkow disclaims beneficial ownership.

(3) Includes 10,762 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Option Plans.

(4) Represents 102,671 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Option Plans, and 38,151 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan. Does not include 2,866 shares of Common Stock owned by Mr. Fialkow's wife as custodian for Mr. Fialkow's son, as to which shares Mr. Fialkow disclaims beneficial ownership.

(5) Includes 10,762 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Option Plans.

(6) Includes 5,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Option Plans.

(7) Includes 44,088 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Option Plans, and 11,637 shares of Common Stock allocated to Mr. Heller's account under the Savings Plan.

(8) The amount and nature of beneficial ownership of these shares of Common Stock owned by Salvatore Alternative is based solely on a Schedule 13G submitted by such person to the Company on October 22, 2004. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G, but has no reason to believe that such information is not complete or accurate.

(9) The amount and nature of beneficial ownership of these shares of Common Stock owned by Heartland Advisors, Inc. and William J. Nasgovitz is based solely on a Schedule 13G/A filed by such persons with the SEC on January 31, 2005. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G/A filing, but has no reason to believe that such information is not complete or accurate.

(10) Includes 231,283 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Option Plans, and 119,625 shares of Common Stock allocated under the Savings Plan.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Meeting, stockholders will elect six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received FOR the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D., Robert C. Pordy, M.D. and Harold Shulman, J.D., CPA, to serve as directors upon their nomination at the Meeting. All nominees currently serve on the Board of Directors and their terms expire at the Meeting. Each nominee has advised the Company of his willingness to serve as a director of the Company. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the then existing Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the nominees for director and the executive officers of the Company:

                                                       YEAR FIRST
                                                       ELECTED OR                      PRESENT POSITION
NAME                                        AGE      APPOINTED DIRECTOR                WITH THE COMPANY
-----------------------------------------------------------------------------------------------------------------------

Frederick H. Fialkow                        74            1985        Chairman of the Board of Directors

Bernard Levine, M.D.                        76            1983        Director

Steven Fialkow                              46            1991        President, Chief Executive Officer, Secretary and
                                                                      Director

Ira Greifer, M.D.                           74            1983        Director

Robert C. Pordy, M.D.                       48            1995        Director

Harold Shulman, J.D., CPA                   70            2003        Director

Robert P. Heller                            44             --         Vice President of Finance, Chief Financial Officer
                                                                      and Treasurer

All directors of the Company hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The executive officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's stockholders and hold office until their death, resignation or removal from office.

INFORMATION ABOUT NOMINEES FOR DIRECTORSHIP

     The following is a brief summary of the background of each nominee for directorship:

     FREDERICK H. FIALKOW has been Chairman of the Board of Directors since February 1988, and was Chief Executive Officer from February 1988 until December 1999 and President from February 1988 until October 1997. He has been a director of the Company since April 1985. Frederick H. Fialkow is the father of Steven Fialkow.

     BERNARD LEVINE, M.D. has been a director of the Company since July 1983. For more than 20 years he had been a Professor of Internal Medicine at New York University School of Medicine with a sub-specialty in allergy and immunology. Dr. Levine devotes his time to private investment activities.

     STEVEN FIALKOW has been a director of the Company since December 1991, and has served as Secretary since September 1995, as President since October 1997 and as Chief Executive Officer since December 1999. He served as Chief Operating Officer from October 1997 until December 1999, and as Executive Vice President of New England Home Care, Inc., a wholly owned subsidiary of the Company, from August 1995 until October 1997. He also served as Executive Vice President of Health Acquisition Corp., a wholly owned subsidiary of the Company ("Health Acquisition"), from May 1994 until August 1995, as President of National HMO (New York), Inc., a wholly-owned subsidiary of the Company, from April 1989 until April 1994 and as Vice President of National HMO (New York), Inc. from August 1984 until March 1989. Steven Fialkow is a Certified Public Accountant. He is the son of Frederick H. Fialkow.

     IRA GREIFER, M.D. has been a director of the Company since July 1983. He has been a Professor of Pediatrics at the Children's Kidney Center of the Montefiore Medical Center - Albert Einstein College of Medicine since 1966.

     ROBERT C. PORDY, M.D. has been a director of the Company since December 1995. Since January 1989, Dr. Pordy has been employed by Hoffmann-LaRoche, Inc., a biopharmaceutical company, currently holding the position of Vice President, Medical Science.

     HAROLD SHULMAN, J.D., CPA has been a director of the Company since July 2003. In 1982, he was one of the founding shareholders of the accounting firm of Shulman, Cohen, Furst & Co. P.C., a mid-size certified public accounting firm in New York City, and he currently serves as its Chairman. Mr. Shulman is a Certified Public Accountant and is admitted to the Bar of the State of New York.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

     ROBERT P. HELLER, a Certified Public Accountant, has served as Vice President of Finance, Chief Financial Officer and Treasurer of the Company since March 1989. Prior thereto, he was an accountant with Eisner LLP, a firm of certified public accountants.

MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES

     The Board of Directors held seven meetings during the fiscal year ended July 31, 2005 ("Fiscal 2005"). No director attended fewer than 75% of the aggregate of (i) all of the meetings of the Board of Directors during Fiscal 2005 and (ii) all of the meetings of all the committees of the Board of Directors on which he served during Fiscal 2005. Four of the six members of the Board of Directors are independent as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq National Market ("Nasdaq").

     The Company's Board of Directors has a separate compensation committee, nominating committee and audit committee.

     The Company's compensation committee is currently composed of Drs. Greifer and Levine and Mr. Shulman, each of whom is an independent director as defined in Rule 4200(a)(15) of the Nasdaq's listing standards. The function of the compensation committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. A report of the compensation committee is contained beginning on page 13. The compensation committee held two meetings during Fiscal 2005; in addition, its members met informally from time to time.

     The Company's nominating committee is currently composed of Drs. Greifer and Levine, each of whom is an independent director as defined in Rule 4200(a)(15) of the Nasdaq's listing standards. The nominating committee did not hold any meetings during Fiscal 2005, but its members met informally from time to time.

     The function of the nominating committee is to consider and recommend to the Board candidates for appointment or election as directors. The specific functions and responsibilities of the nominating committee are set forth in a written charter of the nominating committee, adopted by the Board of Directors. A copy of the nominating committee charter was included as an appendix to the Company's proxy statement dated November 5, 2004.

     A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors. In recommending director candidates, the nominating committee takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include: professional and personal ethics and integrity; business, professional, or industry knowledge and contacts; business and financial sophistication, common sense and wisdom, and the ability to make informed judgments on a wide range of issues; relevant skills and experience demonstrated through business, professional, charitable or civic affairs; the ability to exercise independent judgment; as well as the candidate's ability to devote the required time and effort to serve on the Board.

     The nominating committee will consider for nomination candidates recommended by stockholders if the stockholders comply with the following requirements: If a stockholder wishes to recommend a candidate to the nominating committee for consideration as a Board of Directors' nominee, such stockholder must submit in writing to the nominating committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to the nominating committee at the Company's address and must be received in a timely manner as specified in the Company's proxy statements (these timing requirements are not applicable to persons nominated by or at the direction of the Board of Directors). The timing requirements with respect to next year's annual meeting are described in the section of this proxy statement entitled "Stockholder Proposals." The nominating committee may request further information if it determines a potential candidate may be an appropriate nominee.

     The Company's audit committee is currently composed of Drs. Greifer, Levine and Pordy and Mr. Shulman, each of whom meets the independence requirements for audit committee members under the listing standards of Nasdaq, on which the Common Stock is quoted. The function of the audit committee is to select and engage each year the independent registered public accounting firm of the Company, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent registered public accounting firm whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Board of Directors has adopted a charter for the audit committee, and the audit committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The audit committee held five meetings during Fiscal 2005; in addition, its members met informally from time to time. A report of the audit committee follows.

AUDIT COMMITTEE REPORT

     The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities with respect to Fiscal 2005, the audit committee reviewed and discussed the audited financial statements included in the Company's annual report on Form 10-K for Fiscal 2005 with management and BDO Seidman, LLP ("BDO"), the Company's independent registered public accounting firm, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee acts under the guidance of a written charter which has been approved by the Board of Directors. The audit committee has had a written charter for several years.

     The audit committee reviewed with the Company's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements to generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90, relating to the conduct of the audit. In addition, the audit committee has discussed with the independent registered public accounting firm such firm's independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

     The audit committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The audit committee meets with the Company's independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's annual report on Form 10-K for Fiscal 2005 for filing with the SEC. The audit committee has also selected and engaged BDO as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006.

     The audit committee determined that the provision of all services by BDO to the Company for Fiscal 2005 was compatible with maintaining BDO's independence.

                                        Harold Shulman, J.D., CPA, Chair
                                        Ira Greifer, M.D.
                                        Bernard Levine, M.D.
                                        Robert C. Pordy, M.D.

AUDIT COMMITTEE FINANCIAL EXPERT

     The Board of Directors has determined that Harold Shulman, J.D., CPA, who is a member of the Company's audit committee, is an "audit committee financial expert" and meets the independence requirements under Item 7(d)(3)(iv) of
Schedule 14A under the Securities Exchange Act of 1934.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Any stockholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, National Home Health Care Corp., 700 White Plains Road, Scarsdale, New York 10583. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate stockholder communication. The Corporate Secretary will send all appropriate stockholder communications to the intended recipient. An "appropriate stockholder communication" is a communication from a person claiming to be a stockholder in the communication, and the subject of which relates solely to the sender's interest as a stockholder and not to any other personal or business interest.

     In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate stockholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate stockholder communications to the Chairman of the audit committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate stockholder communications to the chairman of such committee.

     The Board of Directors encourages all of its members to attend the Company's annual meeting of stockholders so that each director may listen to any concerns that stockholders may have that are raised at the annual meeting. All of the members of the Board of Directors attended the Company's 2004 annual meeting of stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under section 16(a) of the Securities Act of 1934, the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to Fiscal 2005, the Company believes that there were no late or delinquent filings except that Frederick Fialkow failed to file on a timely basis a report on Form 4 with respect to an acquisition of shares pursuant to the exercise of options.

CODE OF ETHICS

     The Company's Board of Directors has adopted a Code of Ethics which applies to all of the Company's directors, executive officers and employees. A copy of the Code of Ethics is available upon request to the Company's Corporate Secretary at 700 White Plains Road, Scarsdale, NY 10583.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's compensation committee are Drs. Greifer and Levine and Mr. Shulman, all of whom are non-employee directors. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

         The following graph compares the cumulative return to holders of Common Stock for the five years ended July 31, 2005 with the National Association of Securities Dealers Automated Quotation System Market Index and an SIC group index for the same period. The comparison assumes $100 was invested at the close of business on July 31, 2000 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends.


           [GRAPH OF COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN]


                                                              TOTAL RETURN TO SHAREHOLDERS
                                                         (INCLUDES REINVESTMENT OF DIVIDENDS)

                                                                              INDEXED RETURNS
                                               BASE                             YEARS ENDING
                                              PERIOD
COMPANY NAME / INDEX                           JUL00          JUL01        JUL02       JUL03       JUL04        JUL05
----------------------------------------------------------------------------------------------------------------------
NATIONAL HOME HEALTH CARE                       100          215.60       248.67      172.21      245.00       310.12
NASDAQ INDEX                                    100           53.65        35.46       46.32       50.45        58.40
PEER GROUP                                      100          158.95       175.37      190.69      219.43       292.10


PEER GROUP COMPANIES (COMPANIES WITH AN SIC CODE OF 8082 - "HOME HEALTH CARE SERVICES")
--------------------------------------------------------------------------------
ALLIED HEALTHCARE INTL INC                   LHC GROUP INC.
AMEDISYS INC                                 NATIONAL HOME HEALTH CARE CORP.
AMERICAN HOMEPATIENT INC                     NEW YORK HEALTH CARE INC
APRIA HEALTHCARE GROUP                       PEDIATRIC SVCS AMERICA INC
CHEMED CORP.                                 VISTACARE INC.
GENTIVA HEALTH SERVICES INC

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The compensation committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the compensation committee, pursuant to authority delegated thereto by the Board of Directors, determines the compensation to be paid to the Company's chief executive officer and each other executive officer of the Company.

     The objectives of the Company's executive compensation program are to:

     *    Support the achievement of desired Company performance

     * Provide compensation that will attract and retain superior talent and reward performance

     The   executive   compensation   program   provides  an  overall  level  of
compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company. The Company and Messrs. Steven Fialkow and Robert Heller have entered into employment agreements dated as of August 1, 2005. Mr. Frederick Fialkow entered into an employment agreement dated as of November 1, 2001. See "Executive Compensation--Employment and Related Agreements."

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to companies in the health care industry. In determining salaries, the compensation committee also takes into account individual experience and performance and specific issues particular to the Company.

STOCK OPTION PROGRAM

     The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

1992 AND 1999 STOCK OPTION PLANS

     The 1992 and 1999 Stock Option Plans authorize the compensation committee to award key executives stock options. No additional options may be granted under the 1992 Stock Option Plan. Options granted under the 1999 Stock Option Plan may be granted containing terms determined by the compensation committee, including exercise period and price; provided, however, that such plan requires that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and that the exercise period may not exceed ten years, subject to further limitations.

BENEFITS

     The Company provides to executive officers medical and pension benefits that generally are available to Company employees. The amount of perquisites for each executive officer, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary of such executive officer for Fiscal 2005.

BONUS

     On the basis of the compensation committee's evaluation of the performance of management, the Company provides to certain executive officers bonuses based on performance of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

The compensation of the Chief Executive Officer is based upon the same criteria, enunciated above, as the other executive officers. Although no change was made to the base salary (except for an annual cost of living increase adjustment) of Mr. Steven Fialkow, the Company's chief executive officer, during Fiscal 2005, Mr. Fialkow's base salary for the fiscal year ending July 31, 2006 has been increased pursuant to his new employment agreement. Mr. Fialkow's bonus for Fiscal 2005 was lower than his bonus for the fiscal year ended July 31, 2004 ("Fiscal 2004"), as a result of the Company's lower income from operations in Fiscal 2005.

CERTAIN TAX LEGISLATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers.
Certain "performance based compensation," however, is excluded from the deduction limitation. The Company believes that all of the Fiscal 2005 compensation of the Company's executive officers is deductible.

                                      Ira Greifer, M.D.
                                      Bernard Levine, M.D.
                                      Harold Shulman, J.D., CPA
                                      Members of the Compensation Committee

STANDARD REMUNERATION OF DIRECTORS

     The Company's non-employee directors are paid a fee of $3,500 for each meeting of the Board of Directors they attend. In addition, members of the audit committee are paid an annual fee of $5,000, payable quarterly, and members of the compensation committee are paid an annual fee of $2,500.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for the Company's last three fiscal years of the Company's chief executive officer and each other executive officer of the Company, whose salary and bonus for Fiscal 2005 exceeded, in the aggregate, $100,000, for services rendered in all capacities to the Company and its subsidiaries (the "Named Executives"):

                                                  ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                   FISCAL         -------------------                SECURITIES UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR       SALARY ($)      BONUS ($)                  OPTIONS (#)          COMPENSATION ($)
---------------------------         ----       ----------    -------------            ----------------         ----------------
Frederick H. Fialkow
   Chairman of the Board of          2005    $412,564(1)        $115,286                     0                     $19,201(2)
   Directors                         2004     398,612(1)         208,158                     0                      16,898(3)
                                     2003     386,627(1)         295,890                     0                      14,971(4)

Steven Fialkow
   President, Chief Executive        2005     346,803(5)          96,808                     0                      31,692(6)
   Officer and Secretary             2004     335,075(5)         190,438                     0                      29,469(7)
                                     2003     325,000            278,183                     0                      26,256(8)

Robert P. Heller
   Vice President of Finance,        2005     209,915(9)          24,202                     0                      31,400(10)
   Chief Financial Officer and       2004     180,425(9)          55,534                     0                      29,331(11)
   Treasurer                         2003     175,000             72,046                     0                      27,565(12)

--------------------

(1)  Includes payments of $107,654, $93,612 and $81,627 in Fiscal 2005, 2004 and
     2003, respectively, for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(2) Represents $10,801 paid to Mr. Fialkow, as health insurance coverage and $8,400 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(3) Represents $8,698 paid to Mr. Fialkow, as health insurance coverage and $8,200 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(4) Represents $6,971 paid to Mr. Fialkow as health insurance coverage and $8,000 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(5) Includes payments of $21,803 and $10,075 in Fiscal 2005 and 2004, respectively, for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(6) Represents $11,292 paid to Mr. Fialkow as health insurance coverage and $8,400 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Fialkow.

(7) Represents $9,269 paid to Mr. Fialkow as health insurance coverage and $8,200 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Fialkow.

(8) Represents $7,156 paid to Mr. Fialkow as health insurance coverage, $8,000 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Fialkow.

(9)  Includes   payments  of  $12,703  and  $5,425  in  Fiscal  2005  and  2004,
     respectively, for the compounded cost of living increase in salary compensation pursuant to Mr. Heller's employment agreement with the Company.

(10) Represents $11,000 paid to Mr. Heller as health insurance coverage and $8,400 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Heller.

(11) Represents $9,131 paid to Mr. Heller as health insurance coverage and $8,200 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Heller.

(12) Represents $7,565 paid to Mr. Heller as health insurance coverage, $8,000 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Heller.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No stock options or SARs were granted to any of the Named Executives in Fiscal 2005.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE

     The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during Fiscal 2005 and the number and value at July 31, 2005 of shares of Common Stock subject to unexercised options held by the Named Executive Officers.

                                                                                 Number of
                                                                                 Securities             Value of
                                                                                 Underlying           Unexercised
                                                                                Unexercised           In-the-Money
                                                                                Options/SARs        Options/SARs at
                                                                               at FY-End (#)           FY-End ($)
                               Shares Acquired                                  Exercisable/          Exercisable/
           Name                On Exercise (#)       Value Realized ($)        Unexercisable         Unexercisable
           ----                ---------------       ------------------        -------------         -------------
Frederick H. Fialkow                82,688               $992,256(1)                57,750/0            $       0/0
Steven Fialkow                        --                     --                    102,671/0              678,587/0
Robert P. Heller                      --                     --                     44,088/0              280,384/0


(1) No shares issued pursuant to exercise were sold by Mr. Fialkow. Based on the high bid price per share of Common Stock on the date of exercise.

EMPLOYMENT AND RELATED AGREEMENTS

     Frederick H. Fialkow. Effective November 1, 2001, the Company entered into an amended and restated employment agreement with Mr. Fialkow for a term of five years with an automatic renewal for an additional five years, unless one of the parties elects not to renew the agreement. Pursuant to the agreement, Mr.
Fialkow is employed as the Chairman of the Company's Board of Directors. The agreement provides for an annual base salary of $305,000 (before giving effect to cost of living adjustments). In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 4% of the Company's consolidated net income (before income taxes) in each year in which the consolidated net income is in excess of $3,000,000. Under the agreement, upon a change of control of the Company, Mr. Fialkow shall receive an amount equal to one-half of his annual base salary as then in effect.

     Steven Fialkow. Effective August 1, 2005, the Company entered into an employment agreement with Mr. Fialkow, expiring on August 1, 2010, pursuant to which he is employed as the Company's President, Chief Executive Officer and Secretary. The agreement provides for an annual base salary of $525,000 plus an annual cost of living adjustment. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 4% of the amount by which the Company's income from operations in any fiscal year exceeds $5,000,000. The maximum of salary and bonus payable to Mr. Fialkow in respect of any fiscal year shall not exceed $750,000. Under the agreement, if Mr. Fialkow's employment is terminated by the Company without cause or by him for any reason within one year following a change of control of the Company, Mr. Fialkow shall receive an amount equal to 2.99 times his annual base salary as then in effect and his bonus for the most recently completed fiscal year.

     Robert P. Heller. Effective August 1, 2005, the Company entered into an employment agreement with Mr. Heller, expiring on August 1, 2010, pursuant to which he is employed as the Company's Vice President of Finance, Chief Financial Officer and Treasurer. The agreement provides for an annual base salary of $255,000 plus an annual cost of living adjustment. In addition, Mr. Heller is entitled to receive an annual bonus in an amount equal to 1% of the amount by which the Company's income from operations in any fiscal year exceeds $5,000,000.

The maximum of salary and bonus payable to Mr. Heller in respect of any fiscal year shall not exceed $350,000. Under the agreement, if Mr. Heller's employment is terminated by the Company without cause or by him for any reason within one year following a change of control of the Company, Mr. Heller shall receive an amount equal to 2.99 times his annual base salary as then in effect and his bonus for the most recently completed fiscal year.

     The employment agreements of Messrs. Frederick H. Fialkow, Steven Fialkow and Robert Heller contain confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to each individual during his respective term of employment. The agreements also contain certain non-competition provisions that preclude Messrs. Frederick H. Fialkow, Steven Fialkow and Robert Heller from competing with the Company for a period of one year from the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Health Acquisition Corp., a wholly-owned subsidiary of the Company, has leased office premises, located in Queens, New York from a company controlled by Mr. Frederick H. Fialkow, the Chairman of the Board of Directors, and by Steven Fialkow, who is a director and the President, Chief Executive Officer and Secretary of the Company. Net rent expense under such lease was approximately $213,000 for Fiscal 2005. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than could have been obtained from an unrelated third party.

REQUIRED VOTE

     Directors are elected by a plurality of the votes cast at the Meeting. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Meeting, but will not be counted towards the election of any person as a director. Brokers who hold shares of common stock as nominees have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting. In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.

                                   PROPOSAL 2
                            RATIFICATION OF SELECTION
                                       OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors believes it is appropriate to submit for ratification by the stockholders the audit committee's selection of BDO as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006. Ratification of the selection is not required by law, and the Company is not required to take any action if stockholders fail to ratify the selection of BDO as the Company's independent registered public accounting firm.

     BDO has served as the independent registered public accounting firm of the Company since 2001. Representatives of BDO are expected to be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding any appropriate matters.

     Audit Fees
     ----------

     Audit fees billed to the Company by BDO for its audit of the Company's financial statements included in the Company's annual report on Form 10-K and for its review of the financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for Fiscal 2004 and 2005, were $103,000 and $117,000, respectively.

     Audit-Related Fees
     ------------------

     There were no audit-related fees billed to the Company by BDO for Fiscal 2004 and 2005 respectively.

     Tax Fees
     --------

     Tax fees billed to the Company by BDO for the Company's tax returns for Fiscal 2004 and 2005, were $31,000 and $34,000, respectively.

     All Other Fees
     --------------

     Other fees billed to the Company by BDO for all other non-audit and non-tax services provided by BDO, including 401(k) Plan and cost report services, for Fiscal 2004 and 2005, were $14,000 and $20,000, respectively.

     Financial Information Systems Design and Implementation Fees
     ------------------------------------------------------------

     The Company did not engage BDO to provide advice to the Company regarding financial information systems design and implementation services in Fiscal 2005.

     Pre-Approval Policies
     ---------------------

     The audit committee has adopted a procedure under which all fees charged by BDO must be pre-approved by the audit committee. All of the fees described under the caption "All Other Fees" were pre-approved by the audit committee.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast at the meeting will be required to ratify the appointment of BDO as the independent registered public accounting firm of the Company for the fiscal year ending July 31, 2006. Abstentions and broker non-votes, if any, will not be counted as votes "cast" with respect to this matter. Unless otherwise directed, persons named in the Proxy intend to cast all properly executed Proxies received by the time of the Meeting FOR the ratification of the appointment of BDO as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2006. Brokers who hold shares of Common Stock as nominees have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Meeting, provided that this proxy statement is transmitted to the beneficial owners at least 15 days before the Meeting.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Stockholders wishing to present proposals at the 2006 annual meeting of stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 2006 annual meeting of stockholders must submit their proposals to the Company in writing on or before July 13, 2006.

     If the Company does not receive notice by September 26, 2006 from a stockholder who intends to present at the next annual meeting a proposal that is not discussed in the Company's proxy statement, the persons named in the proxy accompanying the Company's proxy statement for that annual meeting will have the discretionary authority to vote on such proposal at such meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request sent to the Company at 700 White Plains Road, Scarsdale, New York 10583, (914) 722-9000. Any stockholder who wishes to receive separate copies of the annual report to stockholders and proxy statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or such stockholder may contact the Company at the above address or phone number.

OTHER MATTERS

     The Board of Directors of the Company knows of no other matter to come before the Meeting. However, if any matters requiring a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

     All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

ANNUAL REPORT TO STOCKHOLDERS

     The Company's 2005 annual report to stockholders is being mailed to stockholders simultaneously with the mailing of this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

                                 By Order of the Board of Directors

                                 Steven Fialkow
                                 Secretary

Scarsdale, New York
November 10, 2005

PROXY                                                                      PROXY

                        NATIONAL HOME HEALTH CARE CORP.
                         ANNUAL MEETING OF STOCKHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned holder of common stock of National Home Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 5, 2005 and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote as designated on the reverse side of this proxy, and otherwise represent all of the shares of the undersigned at said meeting and at any adjournments or postponements thereof with the same effect as if the undersigned were present and voting the shares.

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

                        ANNUAL MEETING OF STOCKHOLDERS OF

                         NATIONAL HOME HEALTH CARE CORP.

                                December 5, 2005

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


     Please detach along perforated line and mail in the envelope provided.
________________________________________________________________________________
        The Board of Directors recommends a vote FOR all listed nominees and FOR Proposal 2

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
________________________________________________________________________________

     (1)  Election of directors

     |_|  FOR ALL NOMINEES                 NOMINEES:
                                           |_|  Frederick H. Fialkow
                                           |_|  Steven Fialkow
     |_|  WITHHOLD AUTHORITY               |_|  Ira Greifer, M.D.
          FOR ALL NOMINEES                 |_|  Bernard Levine, M.D.
                                           |_|  Robert C. Pordy, M.D.
     |_|  FOR ALL EXCEPT                   |_|  Harold Shulman, J.D., CPA
          (see instructions below)


*INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [_]
________________________________________________________________________________

(2) Ratification of the appointment of BDO Seidman, LLP, as independent registered public accounting firm for the Company for the fiscal year ending July 31, 2006.

                FOR               AGAINST            ABSTAIN

                |_|                 |_|                |_|

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS APPOINTED AS PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IN CASE ANY NOMINEE SHOULD BECOME UNAVAILABLE FOR ELECTION TO THE BOARD OF DIRECTORS FOR ANY REASON, THE PERSONS APPOINTED AS PROXIES SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE THIS PROXY FOR ONE OR MORE ALTERNATIVE NOMINEES WHO WILL BE DESIGNATED BY THE THEN EXISTING BOARD OF DIRECTORS.


TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK YOUR CHOICE ON ALL PROPOSALS, AND SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE





________________________________________________________________________________
To change the address on your account,  please check the box
at right and indicate  your new address in the address space        |_|
above. Please note that changes to registered name(s) on the account may not be submitted via this method.
________________________________________________________________________________




________________  Date:  ___________  ___________________  Date:  _____________
Signature                             Signature
of Stockholder                        of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.